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                                                                     EXHIBIT 4.1


                           NAM TAI ELECTRONICS, INC.

                               WARRANT AGREEMENT

      THIS AGREEMENT (the "Agreement"), dated as of __________ __, 1997, is between NAM TAI ELECTRONICS, INC., a British Virgin Islands international business company (the "Company"), and U.S. STOCK TRANSFER CORPORATION, as warrant agent (the "Warrant Agent").

      WHEREAS, in connection with an offering (the "Offering") of non-transferable subscription rights (the "Rights") to the existing shareholders of the Company to purchase up to 3,000,000 units (the "Units") at a price equal to $______(the "Unit Purchase Price"), each Unit consisting of one of the Company's common shares, $.01 par value (the "Common Shares"), and one Common Share purchase warrant (the "Warrants"), the issuance to Joseph Charles & Associates, Inc. ("JCA") or its designees of warrants (the "Standby Underwriter's Warrants") to purchase up to 120,000 Units, and the issuance to Freshman, Marantz, Orlanski, Cooper & Klein, a law corporation, or its designees of warrants (the "Counsel's Warrants") to purchase up to 10,000 Units, the Company will issue up to 3,130,000 Warrants evidencing the right to purchase an aggregate of 3,130,000 Common Shares as constituted on the date hereof; and

      WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, transfer, exchange, exercise and redemption of the Warrants;

      NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth, the parties agree as follows:

      SECTION 1. APPOINTMENT OF WARRANT AGENT. The Company hereby appoints the Warrant Agent to act as agent of the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

      SECTION 2. WARRANTS AND FORM OF WARRANT CERTIFICATES.

      2.1 Each Warrant shall initially entitle the registered holder of the certificate representing such Warrant to purchase at the Warrant Price therefor one Common Share, subject to the adjustments provided for in Section 9 hereof, at any time prior to 5:00 p.m. Eastern time on _________ __, 2000.

      2.2 The Warrant certificates shall be in registered form only. The text of the Warrant certificate and the form of election to exercise a Warrant on the reverse side thereof shall be substantially in the form of Exhibit A attached hereto. Each Warrant certificate shall be dated as of the date of issuance thereof by the Warrant Agent (whether upon initial issuance or upon transfer or exchange), and shall be executed on behalf of the Company by the manual or facsimile signature of its President or a Vice President, under its corporate seal, affixed or in facsimile, and attested to by the manual or facsimile signature of its Secretary or an Assistant Secretary. In case any officer of the Company who shall have signed any Warrant certificate shall cease to be such officer of the Company prior to the issuance thereof, such Warrant certificate may nevertheless be issued and delivered with the same force and effect as though the person who signed the same had not ceased to be such officer of the Company. Any such Warrant certificate may be signed on behalf of the Company by persons who, at the actual date of execution of such Warrant certificate, are the proper officers of the Company, although at the nominal date of such Warrant certificate any such person shall not have been such officer of the Company.


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      2.3 Upon execution of this Agreement, warrant certificates representing
3,000,000 Warrants to purchase up to 3,000,000 Common Shares (subject to modification and adjustment as provided in Section 9) shall be countersigned, issued and delivered by the Warrant Agent upon written order by the Company.

      2.4 Upon exercise of the Standby Underwriter's Warrants as provided therein, warrant certificates representing 120,000 Warrants to purchase up to 120,000 Common Shares (subject to modification and adjustment as provided in Section 9 hereof and in the Standby Underwriter's Warrant Agreement) shall be countersigned, issued and delivered by the Warrant Agent.

      2.5 Upon exercise of the Counsel's Warrants as provided therein, warrant certificates representing 10,000 Warrants to purchase up to 10,000 Common Shares (subject to modification and adjustment as provided in Section 9 hereof and in the Counsel's Warrant Agreement) shall be countersigned, issued and delivered by the Warrant Agent.

      SECTION 3. EXERCISE OF WARRANTS, DURATION AND WARRANT PRICE. Subject to the provisions of this Agreement, each registered holder of one or more Warrant certificates shall have the right, which may be exercised as expressed in such Warrant certificates to purchase from the Company (and the Company shall issue and sell to such registered holder) the number of Common Shares to which the Warrants represented by such certificates are at the time entitled hereunder.

      Each Warrant not exercised by its expiration date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease on such date.

      A Warrant may be exercised by the surrender of the certificate representing such Warrant to the Company, at the office of the Warrant Agent, or at the office of a successor to the Warrant Agent, with the subscription form set forth on the reverse thereof duly executed and properly endorsed with the signatures properly guaranteed, and upon payment in full to the Warrant Agent for the account of the Company of the Warrant Price (as hereinafter defined) for the number of Common Shares as to which the Warrant is exercised. Such Warrant Price shall be paid in full in cash, by certified check or bank draft payable in United States currency to the order of the Warrant Agent.

      The price per Common Share at which the Warrants may be exercised (the "Warrant Price") shall be $_____ (adjusted in accordance with Section 9 hereof, taking into account prior adjustments).

      Subject to the further provisions of this Section 3 and of Section 6 hereof, upon such surrender of Warrant certificates and payment of the Warrant Price as aforesaid, the Company shall issue and cause to be delivered, with all reasonable dispatch to or upon the written order of the registered holder of such Warrants and in such name or names as such registered holder may designate, a certificate or certificates for the number of securities purchased upon the exercise of such Warrants, together with cash, as provided in Section 10 of this Agreement, in respect of any fraction of a share or security otherwise issuable upon such surrender. All Common Shares issued upon the exercise of a Warrant shall be validly issued, fully paid and nonassessable and shall be listed on any and all national securities exchanges, or listed for quotation on any inter-dealer quotation system, upon which any other Common Shares or securities otherwise issuable are then listed.

      Certificates representing such securities shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such securities as of the date of the surrender of such Warrants and payment of the Warrant Price as aforesaid; provided, however, that if, at the date of surrender of such Warrants and payment of such Warrant Price, the transfer books for the Common Shares or other securities purchasable upon the exercise of such Warrants shall be closed, the certificates for the securities in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened and until such date the Company shall be under no duty to deliver any certificate for such securities.

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The rights of purchase represented by each Warrant certificate shall be exercisable, at the election of the registered holders thereof, either as an entirety or from time to time for part of the number of securities specified therein and, in the event that any Warrant certificate is exercised in respect of less than all of the securities specified therein at any time prior to the expiration date of the Warrant certificate, a new Warrant certificate or certificates will be issued to such registered holder for the remaining number of securities specified in the Warrant certificate so surrendered.

      The Company shall not solicit the exercise of any Warrant other than through JCA. If at the time of exercise of any Warrant, (i) the market price of the Company's Common Shares is greater than the then Warrant Price of the Warrant, (ii) the exercise of the Warrant was solicited by a member of the National Association of Securities Dealers, Inc. ("NASD"), (iii) the Warrant was not held in a discretionary account, (iv) disclosure of the compensation arrangements has been made in documents provided to customers both as part of the original offering and at the time of exercise and (v) the solicitation of the exercise of the Warrant was not in violation of Regulation M (as such regulation or any successor regulation may be in effect as of such time of exercise) promulgated under the Securities Exchange Act of 1934, then the Company, immediately upon its receipt of the Warrant Price, or if it receives the Warrant Price, the Warrant Agent, simultaneously with the distribution of proceeds to the Company upon exercise of the Warrant(s) so exercised, shall pay a fee of one percent (1%) of the Warrant Price to JCA (a portion of which may be reallowed to the dealer who solicited the exercise, which may also be JCA). The acceptance by JCA of such fee shall, in each case, constitute the certification by JCA (and the other dealer if any portion of the fee is reallowed) to the Company and the Warrant Agent that the Warrant was not held in a discretionary account, that disclosure of the compensation arrangement has been made in documents provided to the customer both as part of the original offering and at the time of exercise and that the solicitation of the exercise of the Warrant was not in violation of Regulation M (as such regulation or any successor regulation may be in effect as of such time of exercise) promulgated under the Securities Exchange Act of 1934. Within five days after exercise, the Warrant Agent shall send JCA a copy of the reverse side of each Warrant exercised. In addition, JCA and the Company may at any time during business hours, examine the records of the Warrant Agent, including its ledger of original Warrant Certificates returned to the Warrant Agent upon exercise of Warrants. JCA shall reimburse the Warrant Agent, upon request, for its reasonable expenses relating to the Warrant Agent's compliance with provisions of this paragraph. The provisions of this paragraph and Section 13 are intended for the benefit of JCA and may not be modified, amended or deleted without the prior written consent of JCA.

      SECTION 4. COUNTERSIGNATURE AND REGISTRATION. The Warrant Agent shall maintain books (the "Warrant Register") for the registration and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company. The Warrant certificates shall be countersigned manually or by facsimile by the Warrant Agent (or by any successor to the Warrant Agent then acting as such under this Agreement) and shall not be valid for any purpose unless so countersigned. Warrant certificates may be so countersigned, however, by the Warrant Agent and delivered by the Warrant Agent, notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature or delivery.

      Prior to due presentment for registration of transfer of any Warrant certificate, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant certificate shall be registered upon the Warrant Register (the "registered holder") as the absolute owner of such Warrant certificate and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, of any distribution or notice to the holder thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

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      SECTION 5. TRANSFER AND EXCHANGE OF WARRANTS. The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of the certificate evidencing such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant certificate representing an equal aggregate number of Warrants shall be issued to the transferee and the surrendered Warrant certificate shall be cancelled by the Warrant Agent. The Warrant certificates so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request.

      Warrant certificates may be surrendered to the Warrant Agent, together with a written request for exchange, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrant certificates as requested by the registered holder of the Warrant certificate or certificates so surrendered, representing an equal aggregate number of Warrants.

      The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the issuance of a Warrant certificate for a fraction of a Warrant.

      No service charge shall be made for any exchange or registration of transfer of Warrant certificates.

      The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the new Warrant certificates required to be issued pursuant to the provisions hereof, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant certificates duly executed on behalf of the Company for such purpose.

      SECTION 6. PAYMENT OF TAXES. The Company will pay any documentary stamp taxes attributable to the initial issuance of the Common Shares issuable upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Common Shares in a name other than that of the registered holder of Warrants in respect of which such shares are issued, and in such case neither the Company nor the Warrant Agent shall be required to issue or deliver any certificate for Common Shares or any Warrant certificate until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid.

      SECTION 7. MUTILATED OR MISSING WARRANTS. In case any of the Warrant certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, and the Warrant Agent shall countersign and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant certificate, or in lieu of and substitution for the Warrant certificate lost, stolen or destroyed, a new Warrant certificate representing an equal aggregate number of Warrants, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant certificate and reasonable indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrant certificates shall also comply with such other reasonable conditions and pay such reasonable charges as the Company or the Warrant Agent may prescribe.

      SECTION 8. RESERVATION OF COMMON SHARES. There have been reserved, and the Company shall at all times keep reserved, out of the authorized and unissued Common Shares, a number of shares sufficient to provide for the exercise of the rights of purchase represented by the Warrants then outstanding (or issuable upon exercise of the Standby Underwriter's Warrants or Counsel's Warrants), and the transfer agent for the Common Shares and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid are hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares as shall be requisite for such purpose.


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      Prior to the issuance of any Common Shares upon exercise of the Warrants, the Company shall secure the listing of such shares on any and all national securities exchanges upon which any of the other Common Shares are then listed. So long as any unexpired Warrants remain outstanding, the Company will file such post-effective amendments to the Registration Statement or supplements to the Prospectus filed pursuant to the Securities Act of 1933, as amended (the "Act"), with respect to the Warrants (or such other registration statements or post-effective amendments or supplements) as may be necessary to permit trading in the Warrants and to permit the Company to deliver to each person exercising a Warrant a Prospectus meeting the requirements of Section 10(a)(3) of the Act, and otherwise complying therewith; and the Company will, from time to time, furnish the Warrant Agent with such Prospectuses in sufficient quantity to permit the Warrant Agent to deliver such a Prospectus to each holder of a Warrant upon the exercise thereof. The Company will use its best efforts to obtain appropriate approvals or registrations under state "blue sky" securities laws to permit lawful exercise of the Warrants. Notwithstanding anything herein, Warrants may not be exercised by, or Common Shares issued to, any registered holder of Warrants in any state or under any circumstance in which such exercise would be unlawful. The Company will keep a copy of this Agreement on file with the transfer agent for the Common Shares and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants.

      The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such transfer agent stock certificates required to honor outstanding Warrants. The Company will supply such transfer agent with duly executed certificates for such purpose and will itself provide or otherwise make available any cash as provided in Section 10 of this Agreement. All Warrant certificates surrendered in the exercise of the rights thereby evidenced shall be cancelled by the Warrant Agent and shall thereafter be delivered to the Company, and such cancelled Warrant certificates shall constitute sufficient evidence of the number of Common Shares which have been issued upon the exercise of such Warrants. Promptly after the expiration date of the Warrants, the Warrant Agent shall certify to the Company the aggregate number of such Warrants which expired unexercised, and after the expiration date of the Warrants, no Common Shares shall be subject to reservation in respect of such Warrants.

      SECTION 9. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF COMMON SHARES. The number and kind of securities purchasable upon the exercise of the Warrants and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

      9.1 Adjustments. The number of Common Shares purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment as follows:

            (a) In case the Company shall (i) pay a dividend in Common Shares or make a distribution in Common Shares, (ii) subdivide its outstanding Common Shares, (iii) combine its outstanding Common Shares into a smaller number of Common Shares, or (iv) issue, by reclassification of its Common Shares, other securities of the Company, the number of Common Shares purchasable upon exercise of a Warrant immediately prior thereto shall be adjusted so that the holder of a Warrant shall be entitled to receive the kind and number of Common Shares or other securities of the Company which such holder would have owned or would have been entitled to receive immediately after the happening of any of the events described above, had the Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subsection 9.1(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

            (b) In case the Company shall issue rights, options, warrants or convertible securities to all or substantially all holders of its Common Shares, without any charge to such holders, entitling them to subscribe for or purchase Common Shares at a price per share which is lower at the record date mentioned below than the then Current Market Price (as defined in Section 10 hereof), the number of Common Shares thereafter

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purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Common Shares thereafter purchasable upon exercise of a Warrant by a fraction, of which the numerator shall be the number of Common Shares outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities plus the number of additional Common Shares offered for subscription or purchase, and of which the denominator shall be the number of Common Shares outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities plus the number of shares which the aggregate offering price of the total number of shares offered would purchase at such Current Market Price. Such adjustment shall be made whenever such rights, options, warrants or convertible securities are issued, and shall become effective immediately and retroactive to the record date for the determination of shareholders entitled to receive such rights, options, warrants or convertible securities.

            (c) In case the Company shall distribute to all or substantially all holders of its Common Shares, evidences of its indebtedness or assets (excluding cash dividends or distributions out of earnings) or rights, options, warrants or convertible securities containing the right to subscribe for or purchase Common Shares (excluding those referred to in subsection 9.1(b) above), then in each case the number of Common Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Common Shares theretofore purchasable upon exercise of such Warrant by a fraction, of which the numerator shall be the then Current Market Price on the date of such distribution, and of which the denominator shall be such Current Market Price on such date minus the then fair value (determined as provided in subparagraph (f) below) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options, warrants or convertible securities applicable to one share. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

            (d) No adjustment in the number of Common Shares purchasable pursuant to the Warrants shall be required unless such adjustment would require an increase or decrease of at least one percent in the number of Common Shares then purchasable upon the exercise of the Warrants or, if the Warrants are not then exercisable, the number of Common Shares purchasable upon the exercise of the Warrants on the first date thereafter that the Warrants become exercisable; provided, however, that any adjustments which by reason of this subsection 9.1(d) are not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

            (e) Whenever the number of Common Shares purchasable upon the exercise of a Warrant is adjusted as herein provided, the Warrant Price payable upon exercise of the Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Common Shares purchasable upon the exercise of such Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Common Shares so purchasable immediately thereafter.

            (f) To the extent not covered by subsections 9.1(b) or (c) hereof, in case the Company shall sell or issue Common Shares or rights, options, warrants or convertible securities containing the right to subscribe for or purchase Common Shares at a price per share (determined, in the case of such rights, options, warrants or convertible securities, by dividing (i) the total amount received or receivable by the Company in consideration of the sale or issuance of such rights, options, warrants or convertible securities, plus the total consideration payable to the Company upon exercise or conversion thereof, by (ii) the total number of shares covered by such rights, options, warrants or convertible securities) lower than the then Current Market Price in effect immediately prior to such sale or issuance, then the Warrant Price shall be reduced to a price (calculated to the nearest cent) determined by dividing (I) an amount equal to the sum of (A) the number of Common Shares outstanding immediately prior to such sale or issuance multiplied by the then existing Warrant Price, plus (B) the consideration received by the Company upon such sale or issuance, by (II) the total number of Common Shares outstanding immediately after such sale or issuance. The number of shares of Common Shares purchasable upon the exercise


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of a Warrant shall thereafter be that number determined by multiplying the number of shares of Common Shares issuable upon exercise immediately prior to such adjustment by a fraction, of which the numerator shall be the Warrant Price in effect immediately prior to such adjustment and the denominator shall be the Warrant Price as so adjusted. For the purposes of such adjustments, the Common Shares which the holders of any such rights, options, warrants or convertible securities shall be entitled to subscribe for or purchase shall be deemed issued and outstanding as of the date of such sale or issuance and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such rights, options, warrants or convertible securities, plus the consideration or premiums stated in such rights, options, warrants or convertible securities to be paid for the Common Shares covered thereby. In case the Company shall sell or issue Common Shares or rights, options, warrants or convertible securities containing the right to subscribe for or purchase Common Shares for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then, in determining the "price per share" of the Common Shares and the "consideration received by the Company" for purposes of the first sentence of this subsection 9.1(f), the Board of Directors shall determine the fair value of said property, and such determination, if reasonable and based upon the Board of Directors' good faith business judgment, shall be binding upon the registered holders. In determining the "price per share" of the Common Shares, any underwriting discounts or commissions shall not be deducted from the price received by the Company for sales of securities registered under the Act. There shall be no adjustment of the Warrant Price pursuant to this subsection 9.1(f) if the amount of such adjustment would be less than $.05 per Common Shares; provided, however, that any adjustment which by reason of this provision is not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

            (g) Whenever the number of Common Shares purchasable upon the exercise of a Warrant or the Warrant Price is adjusted as herein provided, the Company shall cause to be promptly mailed to the Warrant Agent and each registered holder of a Warrant by first class mail, postage prepaid, notice of such adjustment or adjustments and, with regard to the Warrant Agent only, a certificate of the chief financial officer of the Company setting forth the number of Common Shares purchasable upon the exercise of a Warrant and the Warrant Price after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

            (h) For the purpose of this Section 9, the term "Common Shares" shall mean (i) the class of stock designated as the Common Shares of the Company at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 9, a registered holder shall become entitled to purchase any securities of the Company other than Common Shares, (i) if the registered holder's right to purchase is on any other basis than that available to all holders of the Company's Common Shares, the Company shall obtain an opinion of an investment banking firm valuing such other securities and (ii) thereafter the number of such other securities so purchasable upon exercise of a Warrant and the Warrant Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in this Section 9.

            (i) Upon the expiration of any rights, options, warrants or conversion privileges, if such shall not have been exercised, the number of Common Shares purchasable upon exercise of a Warrant and the Warrant Price, to the extent a Warrant has not then been exercised, shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (A) the fact that the only Common Shares so issued were the Common Shares, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion privileges, and (B) the fact that such Common Shares, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for the issuance, sale or grant of all such privileges, options, warrants or conversion privileges whether or not


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exercised; provided, however, that no such readjustment shall have the effect of increasing the Warrant Price by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion privileges.

      9.2 No Adjustment for Dividends. Except as provided in Section 9.1 hereof, no adjustment in respect of any dividends or distributions out of earnings shall be made during the term of a Warrant or upon the exercise of a Warrant.

      9.3 No Adjustment in Certain Cases. No adjustments shall be made pursuant to Section 9 hereof in connection with the distribution of the Rights, the issuance of the Units (or the Common Shares included therein), the Warrants (or the underlying Common Shares), the Standby Underwriter's Warrants (or any of the underlying securities) or the Counsel's Warrants (or any of the underlying securities). No adjustments shall be made pursuant to Section 9 hereof in connection with the grant or exercise of presently authorized or outstanding options to purchase, or the issuance of shares, aggregating up to [300,00] Common Shares under the Company's existing or future stock option plans.

      9.4 Preservation of Purchase Rights upon Reclassification, Consolidation, etc. In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property, assets or business of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Warrant Agent an agreement that the registered holders of the Warrants shall have the right thereafter, upon payment of the Warrant Price in effect immediately prior to such action, to purchase, upon exercise of each Warrant, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had each Warrant been exercised immediately prior to such action. In the event of a merger described in Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, in which the Company is the surviving corporation, the right to purchase Common Shares under the Warrants shall terminate on the date of such merger and thereupon the Warrants shall become null and void, but only if the controlling corporation shall agree to substitute for the Warrants its warrants which entitle the holders thereof to purchase upon their exercise the kind and amount of shares and other securities and property which they would have owned or been entitled to receive had the Warrants been exercised immediately prior to such merger. Any such agreements referred to in this subsection 9.4 shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 9 hereof. The provisions of this subsection 9.4 shall similarly apply to successive consolidations, mergers, sales or conveyances.

      9.5 Par Value of Shares of Common Shares. Before taking any action which would cause an adjustment reducing the Warrant Price below the then par value of the Common Shares issuable upon exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Shares at such adjusted Warrant Price.

      9.6 Independent Public Accountants. The Company may retain a firm of independent public accountants of recognized national standing (which may be any such firm regularly employed by the Company) to make any computation required under this Section 9, and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section 9.

      9.7 Statement on Warrant Certificates. Irrespective of any adjustments in the Warrant Price or the number of securities issuable upon exercise of Warrants, Warrant certificates theretofore or thereafter issued may continue to express the same price and number of securities as are stated in the similar Warrant certificates initially issuable pursuant to this Agreement. However, the Company may, at any time in its sole discretion (which shall

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

be conclusive), make any change in the form of Warrant certificate that it may deem appropriate and that does not affect the substance thereof; and any Warrant certificate thereafter issued, whether upon registration of transfer of, or in exchange or substitution for, an outstanding Warrant certificate, may be in the form so changed.

      9.8 No Rights as Stockholder; Notices to Holders of Warrants. If, at any time prior to the expiration of a Warrant and prior to its exercise, any one or more of the following events shall occur:

            (a) any action which would require an adjustment pursuant to subsection 9.1 or 9.4 hereof; or

            (b) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger or sale of its property, assets and business as an entirety or substantially as an entirety) shall be proposed;

then the Company shall give notice in writing of such event to the registered holders of the Warrants, as provided in Section 18 hereof, at least 20 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to any relevant dividend, distribution, subscription rights or other rights or for the determination of shareholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to mail or receive such notice or any defect therein shall not affect the validity of any action taken with respect thereto.

      SECTION 10. FRACTIONAL INTERESTS. The Company shall not be required to issue fractional interests in the Common Shares on the exercise of a Warrant. If any fraction of a Common Share would, except for the provisions of this Section 10, be issuable on the exercise of a Warrant (or specified portion thereof), the Company shall in lieu thereof pay an amount in cash equal to the then Current Market Price multiplied by such fraction. For purposes of this Agreement, the term "Current Market Price" shall mean (i) if the Common Shares are traded in the over-the-counter market and not in the NASDAQ National Market System nor on any national securities exchange, the average of the per share closing bid prices of the Common Shares on the 30 consecutive trading days immediately preceding the date in question, as reported by NASDAQ or an equivalent generally accepted reporting service, or (ii) if the Common Shares are traded in the NASDAQ National Market System or on a national securities exchange, the average for the 30 consecutive trading days immediately preceding the date in question of the daily per share closing prices of the Common Shares in the NASDAQ National Market System or on the principal stock exchange on which it is listed, as the case may be. For purposes of clause (i) above, if trading in the Common Shares are not reported by NASDAQ, the bid price referred to in said clause shall be the lowest bid price as reported in the "pink sheets" published by National Quotation Bureau, Incorporated. The closing price referred to in clause
(ii) above shall be the last reported sale price or, in the case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case in the NASDAQ National Market System or on the national securities exchange on which the Common Shares are then listed.

      SECTION 11.  REDEMPTION.

      (A) The then outstanding Warrants may be redeemed, at the option of the Company, at $.05 for each Common Share purchasable upon exercise of such Warrants, at any time after the Daily Market Price per Common Share for a period of at least 20 consecutive trading days ending not more than 10 days prior to the date of the notice given pursuant to Section 11(B) hereof has equaled or exceeded $_____ per share, and prior to expiration of the Warrants. The Daily Market Price of the Common Shares shall be determined by the Company in the manner set forth in Section 11(E) as of the end of each trading day (or, if no trading in the Common Shares occurred on such day, as of the end of the immediately preceding trading day in which trading occurred) and verified to the Warrant Agent before the Company may give notice of redemption. All outstanding Warrants must

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

be redeemed if any are redeemed, and any right to exercise an outstanding Warrant shall terminate at 5:00 p.m. (Eastern Time) on the business day immediately preceding the date fixed for redemption. A trading day shall mean a day in which trading of securities occurred on the New York Stock Exchange.

      (B) The Company may exercise its right to redeem the Warrants only by giving the notice set forth in the following sentence by the end of the tenth day after the provisions of Section 11(A) have been satisfied. In case the Company shall exercise its right to redeem, it shall give notice to the Warrant Agent and the registered holders of the outstanding Warrants, by mailing to such registered holders a notice of redemption, first class, postage prepaid, at their addresses as they shall appear on the records of the Warrant Agent. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the registered holder actually receives such notice.

      (C) The notice of redemption shall specify the redemption price, the date fixed for redemption (which shall be between the thirtieth and forty-fifth day after such notice is mailed), the place where the Warrant certificates shall be delivered and the redemption price shall be paid, and that the right to exercise the Warrant shall terminate at 5:00 p.m. (Eastern Time) on the business day immediately preceding the date fixed for redemption.

      (D) Appropriate adjustment shall be made to the redemption price and to the minimum Daily Market Price prerequisite to redemption set forth in Section 11(A) hereof, in each case on the same basis as provided in Section 9 hereof with respect to adjustment of the Warrant Price.

      (E) For purposes of this Agreement, the term "Daily Market Price" shall mean (i) if the Common Shares are traded in the over-the-counter market and not in the NASDAQ National Market System nor on any national securities exchange, the closing bid price of the Common Shares on the trading day in question, as reported by NASDAQ or an equivalent generally accepted reporting service, or
(ii) if the Common Shares are traded in the NASDAQ National Market System or on a national securities exchange, the daily per share closing price of the Common Shares in the NASDAQ National Market System or on the principal stock exchange on which it is listed on the trading day in question, as the case may be. For purposes of clause (i) above, if trading in the Common Shares are not reported by NASDAQ, the bid price referred to in said clause shall be the lowest bid price as reported in the "pink sheets" published by National Quotation Bureau, Incorporated. The closing price referred to in clause (ii) above shall be the last reported sale price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case in the NASDAQ National Market System or on the national securities exchange on which the Common Shares are then listed.

      SECTION 12. RIGHTS AS WARRANTHOLDERS. Nothing contained in this Agreement or in any of the Warrants' shall be construed as conferring upon the holders thereof, as such, any of the rights of shareholders of the Company, including, without limitation, the right to receive dividends or other distributions, to exercise any preemptive rights, to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter. Anything herein to the contrary notwithstanding, the Company shall cause copies of all financial statements and reports, proxy statements and other documents as it shall send to its shareholders to be sent by the same class mail as sent to its shareholders, postage prepaid, on the date of the mailing to such shareholders, to each registered holder of Warrants at his address appearing on the Warrant Register as of the record date for the determination of the shareholders entitled to such documents.

      SECTION 13. DISPOSITION OF PROCEEDS ON EXERCISE OF WARRANTS. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised, and shall promptly pay to the Company all monies received by it upon the exercise of such Warrants (net of any fees remitted to JCA pursuant to the last paragraph of Section 3), and shall keep copies of this Agreement available for inspection by holders of Warrants during normal business hours.

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

      SECTION 14. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF WARRANT AGENT. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 16 of this Agreement. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement and any of the Warrant certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrant certificates so countersigned; and in case at that time any of the Warrant certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent, and in all such cases the Warrants represented by such Warrant certificates shall have the full force provided in the Warrant certificates and in this Agreement. Any such successor Warrant Agent shall promptly give notice of its succession as Warrant Agent to the Company and to the registered holder of each Warrant certificate.

      In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant certificates so countersigned; and in case at that time any of the Warrant certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant certificates either in its prior name or in its changed name; and in all such cases the Warrants represented by such Warrant certificates shall have the full force provided in the Warrant certificates and in this Agreement.

      SECTION 15. DUTIES OF WARRANT AGENT. The Warrant Agent hereby undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, all of which shall bind the Company and the holders of Warrants by their acceptance thereof:

      (A) The statements of fact and recitals contained herein and in the Warrants shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein expressly provided.

      (B) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrants to be complied with by the Company.

      (C) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

      (D) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

      (E) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in connection with the execution of, and performance of its services as Warrant Agent under, this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees,

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

for anything done or omitted by the Warrant Agent in the execution of this Agreement, except as a result of the Warrant Agent's negligence, willful misconduct or bad faith.

      (F) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action on behalf of the Company or any registered holder, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of all the registered holders of the Warrants, as their respective rights or interests may appear.

      (G) The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

      (H) The Warrant Agent shall act hereunder solely as agent and not in a ministerial capacity, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement, except for its own negligence, willful misconduct or bad faith.

      (I) Any request, direction, election, order or demand of the Company shall be sufficient if evidenced by an instrument signed in the name of the Company by its President, a Vice President or chief financial officer (unless other evidence in respect thereof is therein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Warrant Agent by a copy thereof certified by the Secretary or an Assistant Secretary of the Company.

      SECTION 16. CHANGE OF WARRANT AGENT. The Warrant Agent may resign and be discharged from its duties under this Agreement by giving the Company at least 30 days' prior notice in writing, and by mailing notice in writing to the registered holders at their addresses appearing on the Warrant Register, of such resignation, specifying a date when such resignation shall take effect. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company and by like mailing of notice to the registered holders of the Warrants. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the registered holder of a Warrant (who shall, with such notice, submit his Warrant certificate for inspection by the Company), then the registered holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be registered and otherwise authorized to serve as a transfer agent pursuant to the Securities Exchange Act of 1934, as amended. If at any time the Warrant Agent shall cease to be eligible in accordance with the provisions of this Section 16, it shall resign immediately in the manner and with the effect specified in this Section 16. After acceptance in writing of the appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Upon request of any successor Warrant Agent, the Company shall make, execute, acknowledge and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such powers, rights, duties and

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responsibilities. Failure to file or mail any notice provided in this Section
16, however, or any detect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

      SECTION 17. IDENTITY OF TRANSFER AGENT. Forthwith upon the appointment of any transfer agent for the Common Shares or of any subsequent transfer agent for Common Shares or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants, the Company will file with the Warrant Agent a statement setting forth the name and address of such transfer agent.

      SECTION 18. NOTICES. All notices, requests and other communications pursuant to this Agreement shall be in writing and shall be sufficiently given or made when delivered or mailed by first class mail, postage prepaid, addressed as follows:

            (a) if to the Company, to (until another address is filed in writing by the Company with the Warrant Agent):

                          Nam Tai Electronics, Inc.
                    c/o Nam Tai Electronics (Canada) Ltd.
                                  Suite 530
                           999 West Hastings Street
                        Vancouver, B.C. Canada V6C 2W2
                     Attention: Mr. M. K. Koo, President

            (b) if to the Warrant Agent, to (until another address is filed in writing by the Warrant Agent with the Company):


                           U.S. Stock Transfer Corp.
                              1745 Gardena Street
                                   2nd Floor
                               Glendale, CA 91204
                             Attn: Mr. Henry Artaza


            (c) if to the registered holder of a Warrant, to the address of such holder as shown in the Warrant Register.

      SECTION 19. SUPPLEMENTS AND AMENDMENTS. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrants (i) in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or (ii) to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrants, or (iii) subject to the provisions of the last paragraph of Section 3, to make amendments which shall not adversely affect the interests of the holders of Warrants (including reducing the Warrant Price or extending the redemption or expiration date).

      SECTION 20. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent or the registered holders of the Warrants shall bind and inure to the benefit of their respective successors and assigns hereunder.

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      SECTION 21. GOVERNING LAW. This Agreement shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be construed in accordance with the laws of said State applicable to contracts entered into and performed in said State, and without regard to any conflicts of laws principles thereof.

      SECTION 22. BENEFITS OF THIS AGREEMENT. Except as provided in the last paragraph of Section 3, nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrants any legal or equitable right, remedy or claim under this Agreement. Except as provided in the last paragraph of Section 3, this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrants.

      SECTION 23. COUNTERPARTS. This Agreement may be executed in counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

      SECTION 24. DESCRIPTIVE HEADINGS. The descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, as of the day and year first above written.


                                          NAM TAI ELECTRONICS, INC.


                                          By:
                                             ----------------------------------
                                                 M. K. Koo
                                                 Chairman of the Board



                                           U.S. STOCK TRANSFER CORP.



                                           By:
                                              ----------------------------------
                                                  John Stein
                                                  President


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